UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


               Date of Report:  April 4, 2000
     (Date of earliest event reported:  March 20, 2000)


                EL PASO ENERGY PARTNERS, L.P.
   (Exact name of registrant as specified in the charter)



    Delaware                         1-11680               76-0396023
(State or other jurisdiction  (Commission File Number)  ( I.R.S. Employer
    of incorporation)                                   Identification No.)



                   El Paso Energy Building
                    1001 Louisiana Street
                    Houston, Texas 77002
     (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (713) 420-2131

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Item 2.   Acquisitions or Dispositions of Assets.

       On March 20, 2000, El Paso Energy Partners, or the Partnership, completed its acquisition of the El Paso Intrastate-Alabama pipeline system, a natural gas gathering system in the coal seam producing regions of Alabama, for total cash consideration of $26.4 million from a subsidiary of El Paso Energy Corporation. This transaction was accounted for using the purchase method of accounting. El Paso Energy, through its subsidiaries, owns an effective
34.5 percent economic interest in the Partnership, including a one percent general partner interest and an approximate one percent non-managing member interest in certain of the Partnership's subsidiaries.

Item 7.Financial Statements and Exhibits.

       (a) Pro forma financial statements and required audited financial statements will be included by amendment.

       (b)  Exhibits.

          99.1 Press release issued by El Paso Energy Partners, L.P. on April 4, 2000


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EL PASO ENERGY PARTNERS, L.P.



                                By:  /s/ D. Mark Leland
                                   ---------------------------
                                         D. Mark Leland
                                   Vice President and Controller

Date:  April 4, 2000

                       EXHIBIT  INDEX


     Exhibit Number         Description

        99.1                Press release dated April 4, 2000